Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 5, 2004 (except for Note F as to which the date is June 24, 2004), accompanying the financial statements of the Computer Network Technology Corporation 401(k) Salary Savings Plan included in the Form 11-K of Computer Network Technology Corporation for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Computer Network Technology Corporation on Forms S-8 (File No. 33-42750 effective September 16, 1991, File No. 333-88209 effective October 1, 1999, File No. 333-44482 effective August 25, 2000, and File No. 333-98055 effective August 13, 2002). We hereby consent to the incorporation by reference of said report in the Registration Statements of McDATA Corporation on Form S-3 (File No. 333-105650 effective date May 29, 2003), Form S-4 (File No. 333-122758 effective date April 19, 2005), and Form S-8 (File No. 333-108974 effective date September 22, 2003, File No. 333-98773 effective date August 27, 2002, File No. 333-83298 effective date February 25, 2002, File No. 333-121175 effective date December 10, 2004, and File No. 333-43316 effective date August 9, 2000).

/s/ Grant Thornton LLP

Minneapolis, Minnesota

June 24, 2005